                                 EXHIBIT 10.52

                                Amendment No. 6
                                     of the
                   Brown & Sharpe Savings and Retirement Plan

       Pursuant to Section 12.1 of the Brown & Sharpe Savings and Retirement Plan (the "Plan"), Brown & Sharpe Manufacturing Company (the "Company") hereby amends the Plan, effective immediately, to add a new Section 13.10 to read in its entirety as follows:

       "13.10.  Distributions upon certain dispositions.  Reference is made to
                ---------------------------------------
       the disposition by the Company to the Ruthman Pump & Engineering Company ("Ruthman") of substantially all of the assets used by the Company in its pump division in 1992. A former Participant affected by such disposition who continues employment with Ruthman may elect to receive a distribution of his or her Share of the Trust in a single sum payment in accordance with the otherwise applicable provisions of Articles 10 and 11; provided,
                                                                       --------
       that an election under this Section must be made prior to January 1, 1995; and provided further, that in the case of a former Participant
                 ----------------
       described in this Section who does not elect a distribution by December 31, 1994, no distribution shall be made until such former Participant separates from the service of Ruthman or upon Retirement, death, termination of employment on account of Total and Permanent Disability or attainment of age 59 1/2."

       IN WITNESS WHEREOF, Brown & Sharpe Manufacturing Company has caused this instrument of amendment to be executed by its duly authorized officer this 10th day of November, 1994.
                                  BROWN & SHARPE MANUFACTURING COMPANY

                                       By: /s/ Charles A Junkunc
                                           ------------------------------